AGREEMENT

         This agreement IS MADE BY AND BETWEEN BellSouth Telecommunications, Inc. ("BellSoiuth"), a Georgia corporation, and Colmena Corporation ("Colmena"), a Delaware corporation, and shall be deemed effective as of November 22, 1999. This Agreement may refer to either BellSouth or Colmena or both as a "Party" or "Parties."

                               W I T N E S S E T H

         WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee; and

         WHEREAS, Colmena is or seeks to become an alternative local exchange telecommunications company ("CLEC") authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

         WHEREAS, upon the execution of this Resale Agreement between Colmena and BellSouth, the agreement between Business Technology Systems and BellSouth, dated October 8, 1997, will become null and void in its entirety having been superceded by the execution of this newly negotiated agreement between the Parties; and

         WHEREAS, the Parties wish to resell BellSouth's telecommunications services and/or interconnect their facilities, purchase network elements and other services, and exchange traffic specifically for the purposes of fulfilling their obligations pursuant to sections 251 and 252 of the Telecommunications Act of 1996 ("the Act").

         NOW THEREFORE, in consideration of the mutual agreements contained herein BellSouth and Colmena agree as follows:

1.        Purpose

          The Parties agree that the rates, terms and conditions contained within this Agreement, including all Attachments, comply and conform with each Parties' obligations under sections 251 and 252 or the Act. The resale, access and interconnection obligations contained herein enable Colmena to provide competing telephone exchange service to residential and business subscribers within the territory of BellSouth. The Parties agree that Colmena will not be considered to have offered telecommunications services to the public in any state within BellSouth's region until such time as it has ordered services for resale or interconnection facilities for the purposes of providing business and/or residential local exchange service to customers

                      General Terms and Conditions - Part A

2.      Term of Agreement

        2.1 The term of this Agreement shall be two years, beginning November 22, 1999, and shall apply to the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee. If as of the expiration of this Agreement, a Subsequent Agreement (as defined in Section 2.2) below) has not been executed by the Parties, this Agreement shall continue on a month-to-month basic while a Subsequent Agreement is being negotiated. The Parties' rights and obligations with respect to this Agreement after expiration shall be as set forth in Section 2.4 below.

        2.2    The  Parties  agree that by no later than one  hundred and eighty
          (180) days prior to the expiration of this Agreement, they shall commence negotiations with regard to the terms, conditions and prices of resale and/or local interconnection to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement").

        2.3 If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to satisfactorily negotiate new resale and/or local interconnection terms, conditions and prices, either Party may petition the Commission to establish appropriate local interconnection and/or resale arrangements pursuant to 47 U.S.C. 151. The Parties agree that, in such event, they shall encourage the Commission to issue its order regarding the appropriate local interconnection and/or resale arrangements no later than the expiration date of this Agreement. The Parties further agree that in the event the Commission does not issue its order to the expiration date of this Agreement, oir if the Parties continue beyond the expiration date of this Agreement to negotiate the local interconnection and/or resale arrangements without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, will be effective retroactive to the day following the expiration date of this Agreement.

        2.4 Notwithstanding the foregoing, in the event that as of the date of expiration of this Agreement and conversion of this Agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and either no arbitration proceeding has been filed in accordance with Section 2.3 above , or the Parties have not mutually agreed (where permissible) to extend the arbitration window for petitioning the applicable Commission(s) for resolution of those terms upon which the Parties have not agreed,then either Party may terminate


                      General Terms and Conditions - Part A
          this Agreement upon sixty (60) days notice to the other Party. In the event that BellSouth terminates this Agreement as provided above, BellSouth shall continue to offer services to Colmena pursuant to the terms, conditions and rates set forth in BellSouth's Statement of Generally Available Terms (SGAT) to the extent an SGAT has been approved by the applicable Commission(s). If any state Commission has not approved a BellSouth SGAT, then upon BellSouth's termination of this Agreement as provided herein, BellSouth will continue to provide services to Colmena pursuant to BellSouth's then current standard interconnection agreement. In the event that the SGAT or BellSouth's standard interconnection agreement becomes effective as between the Parties, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreements shall be effective retroactive to the day following expiration of this Agreement.

3.        Ordering Procedures

        3.1    Colmena shall provide BellSouth its Carrier  Identification  Code
          (CIC), Operating Company Number (OCN), Group Access Code (GAC) and Access Customer Name and Address (ACNA) code as applicable prior to placing its first order.

        3.2    The   Parties   agree   to   adhere   to  the   BellSouth   Local
          Interconnection and Facility Based Ordering Guide and Resale Ordering Guide, as appropriate for the services ordered.

        3.3 Colmena shall pay charges for Operational Support Systems (OSS) as set forth in this Agreement in Attachment 1 and/or in Attachment 2, 3, 5 and 7 as applicable.

4.        Parity

          When Colmena purchases, pursuant to Attachment 1 of this Agreement telecommunications services from BellSouth for the purpose of resale to end users, BellSouth shall provide said services so that the services are equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that BellSouth provides to its affiliates, subsidiaries and end users. To the extent technically feasible, the quality of a Network Element, as well as the quality of the access to such Network Element provided by BellSouth to Colmena shall be at least equal in quality to that which BellSouth provides to itself. The quality of the interconnection between the networks of BellSouth and the network of Colmena shall be at a level that is equal to that which BellSouth provides itself, a subsidiary, an Affiliate, or any other party. The interconnection facilities shall be designed to meet the same technical criteria and service standards that are used within BellSouth's network and shall extend to a consideration of service quality as perceived by end users and service quality as perceived by Colmena.

                           General Terms and Conditions - Part A

5.        White Pages Listings

          BellSouth shall provide Colmena and their customers access to white pages directory listings under the following terms:

        5.1 Listings. Colmena shall provide all new, changed and deleted listings on a timely basis and BellSouth or its agent will include Colmena residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories.
          Directory listings will make no distinction between Colmena and BellSouth subscribers.

        5.2 Rates. Subscriber primary listing information in the White Pages shall be provided at no charge to Colmena or its subscribers and Colmena will provide subscriber listing information to BellSouth at no charge.

        5.3 Procedures for Submitting Colmena Subscriber Information. BellSouth will provide to Colmena a magnetic tape or computer disk containing the proper format for submitting subscriber listings. Colmena will be required to provide BellSouth with directory listings and daily updates to those listings, including new, changed, and deleted listings, on a magnetic tape, computer disk, or other mutually agreed upon means. These procedures are detailed in BellSouth's Local Interconnection and Facility Based Ordering Guide.

        5.4 Unlisted/Non-Published Subscribers. Colmena will be required to provide to BellSouth the names, addresses and telephone numbers of all Colmena customers that wish to be omitted from directories.

        5.5 Inclusion of Colmena Customers in Directory Assistance Database. BellSouth will include and maintain Colmena subscriber listings in BellSouth's Directory Asistance databases at no charge and Colmena shall provide such Directory Assistance listings at no charge. BellSouth and Colmena will formulate appropriate procedures regarding lead time, timeliness, format and content of listing information.

        5.6 Listing Information Confidentiality. BellSouth will accord Colmena's directory listing information the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to Colmena's customer proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings.

                      General Terms and Conditions - Part A

        5.7 Optional Listings. Additional listings and optional listings will be offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff.

        5.8 Delivery. BellSouth or its agent shall deliver White Pages directories to Colmena subscribers at no charge.

6.        Bona Fide Request/New Business Request Process for Further Unbundling

          If Colmena is a facilities based provider or a facilities based and resale provider, this section shall apply. BellSouth shall, upon request of Colmena, provide to Colmena access to its network elements at any technically feasible point for the provision of Colmena's telecommunications service where such access is necessary and failure to provide access would impair the ability of Colmena to provide services that it seeks to offer. Any request by Colmena for access to a network element, interconnection option, or for the provisioning of any service or product that is not already available shall be treated as a Bona Fide Request/New Business Request, and shall be submitted to BellSouth pursuant to the Bona Fide Request./New Business Request process set forth following.

        6.1 A Bona Fide Request/New Business Request shall be submitted in writing to Colmena's Account Manager by Colmena and shall specifically identify the requested service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include Colmena's designation of the request as being 9i) pursuant to the Telecommunications Act of 1966 or (ii) pursuant to the needs of the business.

7.        Court Ordered Requests for Call Detail Records and Other Subscriber
          Information

          To the extent technically feasible, BellSouth maintains call detail records for Colmena end users for limited time periods and can respond to subpoenas and court ordered requests for this information. BellSouth shall maintain such information for Colmena end users for the same length of time it maintains such information for its own end users.

        7.1 Colmena agrees that BellSouth will respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to Colmena end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request.


                    General Terms and Conditions - Part A

        7.2 Colmena agrees that in cases where Colmena received subpoenas or court ordered requests for call detail records for targeted telephone numbers belonging to Colmena end users, Colmena will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.

        7.3 In cases where the timing of the response to the law enforcement agency prohibits Colmena from having the subpoena or court ordered request redirected to BellSouth by the law enforcement agency, Colmena will furnish the official request to BellSouth for providing the call detail information. BellSouth will provide the call detail records to Colmena and bill Colmena for the information, Colmena agrees to reimburse BellSouth for the call detail information provided.

        7.4 Colmena will provide Colmena end user and/or other customer information that is available to Colmena in response to subpoenas and court orders for their own customer records. BellSouth will redirect subpoenas and court ordered requests for Colmena end user and/or other customer information to Colmena for the purpose of providing this information to the law enforcement agency.

8.        Liability and Indemnification

        8.1    BellSouth    Liability.    BellSouth    shall   take    financial
          responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible Colmena revenues.

        8.2 Colmena Liability. In the event that Colmena consists of two (2) or more separate entities as set forth in the preamble to this Agreement, all such entities shall be jointly and severally liable for the obligations of Colmena under this Agreement.

        8.3    Liability  for  Acts  or  Omissions  of  Third  Parties.  Neither
          BellSouth nor Colmena shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

        8.4    Limitation of Liability.


                     General Terms and Conditions - Part A

                8.4.1    Each Party's liability to the other for any loss, cost,
                    claim, injury or liability or expense, including reasonable attorney's fees relating to or arising out of any negligent act or omission in its performance of this Agreement whether in contract or in tort, shall be limited to a credit for the actual cost of the services or functions not performed or improperly performed.

                8.4.2    Limitations  in  Tariffs.  A  Party  may,  in its  sole
                    discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

                8.4.3    Neither  BellSouth  nor  Colmnena  shall be liable  for
                    damages to the other's terminal location. POI or other company's customers' premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company's negligence or willful misconduct or by a company's failure to properly ground a local loop after disconnection.

                8.4.4    Under no circumstances  shall a Party be responsible or
                    liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or loss business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

        8.5 Indemnification for Certain Claims. The Party providing services hereunder, its affiliates and its parent company, shall be indemnified, defended and held harmless by the Party receiving services hereunder against any claim, loss or damage arising from the receiving company's use of the services provided under this Agreement pertaining to (1) claims for libel, slander or invasion of privacy arising from the content of the receiving company's own communications, or (2) any claim, loss or damage claimed by the customer of the Party receiving services arising from such company's use or reliance on the providing company's services, actions, duties, or obligations arising out of this Agreement.

                     General Terms and Conditions - Part A

        8.6 Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM,
          WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING , OR FROM USAGES OF TRADE.

9.        Intellectual Property Rights and Indemnification

        9.1 No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. Colmena is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising or telecommunications services, of any BellSouth name, service mark or trademark.

        9.2 Ownership of Intellectual Property. Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

        9.3 Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party of any damages awarded based solely on such claims in accordance with Section 8 of this Agreement.


                      General Terms and Conditions - Part A

        9.4 Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in reasonable judgement of the Party who owns the affected network is likely to become, the suject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below.

                9.4.1    modify  or  replace  the   applicable   facilities   or
                    equipment (including software) while maintaining form and function, or

                9.4.2    obtain  a  license  sufficient  to  allow  such  use to
                    continue.

                9.4.3    In  the   event   9.4.1  or  9.4.2   are   commercially
                    unreasonable, then said Party may, terminate, upon reasonable notice, this contract woith respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

        9.5 Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

        9.6 Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this Agreement.

10.      Treatment of Proprietary and Confidential Information



        10.1 Confidential Information. It may be necessary for BellSouth and Colmena to provide each other with certain confidential information, including trade secret information, including but limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data, call detail records and like information (hereinafter collectively referred to as ("information"). All Information shall be in writing or other tangible form and clearly marked with a confidential, private or proprietary legend and that the Information will be returned to the owner within a reasonable time. The Information shall not be copied or reproduced in any form. BellSouth and Colmena shall receive such

                      General terms and Conditions - Part A

          Information and not disclose such Information. BellSouth and Colmena shall protect the Information received from distribution, disclosure or dissemination to anyone except employees of BellSouth and Colmena with a need to know such Information and which employees agree to be bound by the terms of this Section. BellSouth and Colmena will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information.

        10.2 Exception to Obligations. Notwithstanding the foregoing, there will be no obligation on BellSouth or Colmena to protect any portion of the Information that is: (1) made publicly available by the owner of the Information or lawfully disclosed by a Party other than BellSouth or Colmena; (2) lawfully obtained from any source other than te owner of the Information; or (3) previously known to the receiving Party without an obligation to keep it confidential.

11.       Assignments

          Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

12.       Resolution of Disputes

          Except as otherwise stated ion this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.

13.       Taxes

        13.1 Definition. For purpose of this Section, the terms "taxes" and "fees" shall include but not limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of General Terms and Conditions - Part A public streets or rights or way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefore, excluding any taxes levied on income.

        13.2 Taxes and Fees Imposed Directly On Either Providing Party or Purchasing Party.

                13.2.1   Taxes and fees imposed on the  providing  Party,  which
                    are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

                13.2.2   Taxes and fees imposed on he  purchasing  Party,  which
                    are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

        13.3 Taxes and Fees Imposed on Purchasing Party But Collected And Remitted By Providing Party.

                13.3.1   Taxes and fees imposed on the purchasing Party shall be
                    borne by the purchasing Party, even if the obligations to collect and/or remit such taxes or fees is placed on the providing Party.

                13.3.2   To the extent  permitted  by  applicable  law, any such
                    taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

                13.3.3   If the purchasing  Party determines that in its opinion
                    any such taxes of fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that wa not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.



                      General Terms and Conditions - Part A

                13.3.4   In the  event  that  all or any  portion  of an  amount
                    sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on that assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitles to the benefit of any refund or recovery.

                13.3.5   If it is  ultimately  determined  that  any  additional
                    amount of such tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

                13.3.6   Notwithstanding  any  provision  to the  contrary,  the
                    purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

                13.3.7   Each Party  shall  notify the other Party in writing or
                    any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later that thirty (30) days after receipt of such assessment, proposed assessment or claim.

        13.4 Taxes and Fees Imposed on Providing Party But Passed On To Purchasing Party .

                13.4.1   Taxes and fees imposed on the  providing  Party,  which
                    are permitted or required to General Terms and Conditions - Part A be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

                13.4.2   To the extent  permitted  by  applicable  law, any such
                    taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

                13.4.3   If the  purchasing  Party  disagrees with the providing
                    Party's determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retyain ultimate responsibility for determining whether and to what extent any such taxes or fees are applicable, and the purchasing Party shall abide by such determination and pay such taxes or fees to the providing Party. The providing Party shall further retain ultimate responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party's expense.

                13.4.4   In the  event  that  all or any  portion  of an  amount
                    sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

                13.4.5   If it is  ultimately  determined  that  any  additional
                    amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

                13.4.6   Notwithstanding  any  provision  to the  contrary,  the
                    purchasing Party shall protect indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

                13.4.7   Each Party  shall  notify the other Party in writing of
                    any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

13.5      Mutual Cooperation.

          In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

14.       Force Majeure

          In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of non-performance and boh Parties shall proceed whenever such causes are removed or cease.

15.       Year 2000 Compliance

          Each Party warrants that it has implemented a program the goal of which is to ensure that all software, hardware and related materials (collectively called "Systems") delivered, connected with BellSouth or supplied in the furtherance of the terms and conditions specified in this Agreement: (i) will record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and calendar dates falling on or before December 31, 1999; and (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and dates values, and date data interface values that reflect the century.

16.               Modification of Agreement

     16.1 BellSouth shall make available, pursuant to 47 USC & 252 and the FCC rules and regulations regarding such availability, to Colmena any interconnection, service or network element provided under any other agreement filed and approved pursuant to 47 USC & 252. The Parties shall adopt all rates, terms and conditions, concerning such other interconnection, service or network element and any other rates, terms and conditions that are interrelated or were negotiated in exchange for or in conjunction with the interconnection, service or network element being adopted. The adopted interconnection, service, or network element and agreement shall apply to the same states as such other agreement and for the identical term of such other agreement.

     16.2 If Colmena changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of Colmena to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change,

     16.3 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

     16.4 Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1966 and the consequence of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

                     General Terms and Conditions - Part A

    16.5 In the event that any final and nonappealable legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of Colmena or BellSouth to perform any material terms of this Agreement, Colmena or BellSouth may, on thirty (30) days' written notice require that such terms be renegotiated , and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 12.

    16.6 If any provision of this Agreement, or the application of such provision to either General Terms and Conditions - Part A Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is held invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

17.       Waivers

          A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed t be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

18.       Governing Law

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

19.       Arm's Length Negotiations

          This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the of the undersigned that this Agreement is in the best interests of all Parties.

20.        Notices

          20.1 Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail, address to:

                       BellSouth Telecommunications, Inc.

                                CLEC Account Team
                                    9th Floor
                              600 North 19th Street
                            Birmingham, Alabama 35203

                                       and

                             General Attorney - COU
                                   Suite 4300
                              675 W. Peachtree St.
                                Atlanta, GA 30375

                               Colmena Corporation

                           1020 Northwest 163rd Drive

                                 Miami, FL 33169
                                Attn: Ken Jacobi

                                 (305) 914-3305

                    or such other address as the intended recipient previously shall have designated by written notice to the other Party.

        20.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

        20.3 BellSouth shall provide Colmena notice via Internet posting of price changes and of changes to the terms and conditions of services available for resale.

21.       Rule of Construction

          No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

22.       Headings of No Force or Effect

          The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

23.       Multiple Counterparts

          This Agreememt may be executed multiple counterparts, each of which shall be General Terms and Conditions - Part A deemed an original, but all of which shall together constitute but one and the same document.

24.       Implementation of Agreement

          If Colmena is a facilities based provider or a facilities based and resale provider, this section shall apply. Within 60 days of the execution of this Agreement, the Parties will adopt a schedule for the implementation of the Agreement. The schedule shall state with specificity time frames for submission of including but not limited to, network design, interconnection points, collocation arrangement requests, pre-sales testing and full operational time frames for the business and residential markets. An implementation template to be used for the implementation schedule is contained in Attachment 10 of this Agreement.

25.       Filing of Agreement

          Upon execution of this Agreement it shall be filed with the appropriate state regulatory agency pursuant to the requirements of
          Section 252 of the Act. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, Colmena shall be responsible for publishing the required notice and the publication and/or notice costs shall be borne by Colmena.

26.       Entire Agreement

          This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior Agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to bebound thereby.

          This Agreement may include attachments with provisions for the following services:

          Network Elements and Other Services
          Local Interconnection
          Resale
          Collocation

          The following services are included as options for purchase by Colmena. Colmena shall elect said services by written request to its Account Manager if applicable.

          Optional Daily Usage File (ODUF) Enhanced Optional Daily Usage File (EODUF) Access Daily Usage Fiel (ADUF) Line Information Database
          (LIDB) Storage Centralized Message Distribution Service (CMDS) Calling Name (CNAM)

     IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year above first written.

       BellSouth Telecommunications, Inc.           Colmena Corporation

       ______On File_________________               _______On File _____________

       Signature                                    Signature

       _____Jerry D. Hendrix__________              _____A.Q. Joffe_____________

       Name                                         Name

       Sr. Director - Interconnection Svcs.         _____President _____________

       Title                                        Title

       _______1/18/00_______________             ___(no date indicated) ________

                  Date                                    Date



                     General Terms and Conditions - Part B

                                   Definitions

     Affiliate is defined as a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or equivalent thereof) of more than 10 percent.

     Centralized   Message   Distribution  System  is  the  Telcordia  (formerly
BellCore) administered national system, based in Kansas City, Missouri, used to exchange Exchange Message Interface (EMI) formatted data among host companies.

     Commission is defined as the appropriate regulatory agency in each of BellSouth's nine state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

     Daily Usage File is the compilation of messages or copies of messages in standard Exchange Message Interface (EMI) format exchanged from BellSouth to a CLEC.

     Exchange Message Interface is the nationally  administered  standard format
for  the   exchange   of  data   among  the   Exchange   Carriers   within   the
telecommunications industry.

     Information Service means the offering of a capability for generating, acquiring, storing, transforming, processing, retrieving, utilizing, or making available information via telecommunications, and includes electronic publishing, but does not include any use of such capability for the management, control, or operation of a telecommunications system or the management of a telecommunications service.

     Intercompany Settlements (ICS) is the revenue associated with charges billed by a company other than the company in whose service area such charges were incurred. ICS on a national level includes third number and credit card calls and is administered by Telcordia (formerly BellCore)'s Calling Card and Third Number Settlement System (CATS). Included is traffic that originated in one Regional Bel Operating Company's (RBOC) territory and bills in another RBOC's territory.

     Intermediary function is defined as the delivery of traffic from Colmena; a CLEC other than Colmena or another telecommunications carrier through the network of BellSouth or Colmena to an end user or Colmens; a CLEC other than Colmena or another telecommunications carrier.

     Local Interconnection is defined as 1) the delivery of local traffic to be terminated on each Party's local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; the LEC network features, functions, and capabilities set forth in this Agreement; and 3) Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

                      General Terms and Conditions - Part B

     Local Traffic is defined as any telephone call that originates in one exchange and terminates in either the same exchange, or other local calling area associated with the originating exchange as defined and specified in Section A3 of BellSouth's General Subscriber Service Tariff. As clarification of this definition and for reciprocal compensation, Local Traffic does not include traffic that originates from or terminates to or through an enhanced service provider or information service provider. As further clarification, Local Traffic does not include calls that do not transmit information of the user's choosing. In any event, neither Party will pay reciprocal compensation to the other if the "traffic" to which such reciprocal compensation would otherwise apply was generated, in whole or in part, for the purpose of creating an obligation on the part of the originating carrier to pay reciprocal compensation for such traffic.

     Message Distribution is routing determination and subsequent delivery of message data from one company to another. Also included is the interface function with CMDS, where appropriate.

     Multiple Exchange Carrier Access Billing ("MECAB") means the documents prepared by the Billing Committee of the Ordering and Billing Forum ("OBF:), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions ("ATIS") and by Telcordia (formerly BellCore) as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

     Network Element is defined to mean a facility or equipment used in the provision of a telecommunications service. Such term may include, but is not limited to, features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service. BellSouth offers access to the Network Elements, unbuncl\ed loops; network interface device; sub-loop elements; local switching; transport; tandem switching; operator systems; signaling; access to call-related databases; dark fiber as set forth in Attachment 2 of this Agreement.

     Non-Intercompany Settlement System (NICS) is the Telcordia (formerly BellCore) system that calculates non-intercompany settlements amounts due from one company to another within the same RBOC region. It includes credit card, third number and collect messages.

     Percent of Interstate Usage (PIU) is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate "non-intermediary" minutes of use, including interstate minutes of use that are forwarded due to service provider number portability less any interstate minuted of use for Terminating Party Pays services, such as 800 Services. The denominator includes all "non-intermediary", local, interstate, intrastate, toll and access minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services.

                     General Terms and Conditions - Part B

     Percent  Local  Usage  (PLU)  is  defined  as a  factor  to be  applied  to intrastate terminating minutes of use. The numerator shall include al "non-intermediary" local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate tool, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

     Revenue Accounting Office (RAO) Status Company is a local exchange company/alternate local exchange company that has been assigned a unique RAO code. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

     Service Control Points ("SCPs") are defined as database s that store information and have the ability to manipulate data required to offer particular services.

     Signal Transfer Points ("STPs") are signaling message switches that interconnect Signaling Links to route signaling message between switches and databases. STPs enable the exchange of Signaling System 7 ("SS7") message between switching elements, database elements and STPs. STPs provide access to various BellSouth and third party network elements such as local switching and databases.

     Signaling links are dedicated transmission paths carrying signaling messages between carrier switches and signaling networks. Signal Link Transport is a set of two or four dedicated 56 kbps transmission paths between Colmena designated Signaling Points of Interconnection that provide a diverse transmission path and cross connect to a BellSouth Signal Transfer Point.

     Telecommunications   means  the  transmission,   between  or  among  points
specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

     Telecommunications Service means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

     Telecommunications Act of 1966 ("Act") means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47, U.S.C. Section 1 et. seq.).

                     General Terms and Conditions - Part B

                                TABLE OF CONTENTS

1.       Discount Rates.......................................................3

2.       Definition of Terms .................................................3

3.       General Provisions ..................................................4

4.       Bellsouth's Provision of Services To Colmena ........................8

5.       Maintenance of Services .............................................8

6.       Establishment of Service ............................................9

7.       Payment and Billing Arrangements ...................................10

8.       Discontinuance of Service ..........................................13

9.       Line Information Database (LIDB) ...................................15

10.      RAO Hosting ........................................................15

11.      Optional Daily Usage File (ODUF) ...................................15

12.      Enhanced Optional Daily Usage File (EODUF) .........................15

13.      Calling Name Delivery (CNAM) Database Service ......................15

Exhibit A - Applicable Discounts/OSS Rates ..................................17

Exhibit B - Resale Restrictions .............................................20

Exhibit C - Line Information Database (LIDB) Storage Agreement ..............22

Exhibit D - CMDS/ROA Hosting ................................................28

Exhibit E - Optional Daily Usage File (ODUF) ................................33

Exhibit F - Enhanced Option Daily Usage File (EODUF) ........................37

Exhibit G - Calling Name Delivery (CNAM) Database Services ..................40

Exhibit H - ODUF/EODUF/CMDS Rates ...................................Rate Table


                             Attachment 1- Page 360

                                     RESALE

1.       Discount Rates

         The rates pursuant by which Colmena is to purchase services from BellSouth for resale shall be at a discount rate off of the retail rate for the telecommunications service. The discount rates hall be as set forth in Exhibit A, attached hereto and incorporated herein by this reference. Such discount shall reflect the costs avoided by BellSouth when selling a service for wholesale purposes.

2.       Definition of Terms

         2.1 CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

        2.2 DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by BellSouth.

        2.3 END USER means the ultimate user of the telecommunications services.

        2.4 END USER CUSTOMER LOCATION means the physical location of the premises where an end user makes use of the telecommunications services.

        2.5 NEW SERVICES means functions, features or capabilities that are not currently offered by BellSouth. This includes packaging of existing service or combining a new function, feature or capability with an existing service.

        2.6 OTHER/COMPETITIVE LOCAL EXCHANGE COMPANY (OLEC/CLEC) means a telephone company certificated by the public service commissions of BellSouth's franchised area to provide local exchange service within BellSouth's franchised area.

        2.7 RESALE means an activity wherein a certificated CLEC, such as Colmena subscribes to the telecommunications services of BellSouth and then reoffers those telecommunications services to the public (with or without "adding value").

        2.8 RESALE SERVICE AREA means the area, as defined in a public service commission approved certificate of operation, within which a CLEC, such as Colmena , may offer resold local exchange telecommunications service.

                        Attachment 1-  Page 361

3.       General Provisions

        3.1 Colmena may result the tariffed local exchange and toll telecommunications services of BellSouth contained ain the General Subscriber Service Tariff and Private Line Service Tariff subject to the terms, and conditions specifically set forth herein. Notwithstanding the foregoing, the exclusions and limitations on services available for resale will be as set forth in Exhibit B, attached hereto and incorporated herein by this reference.

        3.2 All of the negotiated rates, terms and conditions set forth in this Attachment pertain to the resale of BellSouth's retail telecommunications service and other services specified in this Attachment. BellSouth shall make available telecommunications services for resale at the rates set forth in exhibit A to this Agreement and subject to the exclusions and limitations set forth in Exhibit B to this Agreement. BellSouth does not however waive its rights to appeal or otherwise challenge any decision regarding resale that resulted in the discount rate contained in Exhibit A or the exclusion and limitations contained in Exhibit B. BellSouth reserves the right to pursue any and all legal and/or equitable remedies including appeals of any decisions. If such appeals or challenges result in changes in the discount rates or exclusions and limitations, the parties agree that appropriate modifications to this Agreement will be made promptly to make its terms consistent with the outcome of the appeal.

        3.3 Colmena may purchase resale services from BellSouth for their own use in opeating their business. The resale discount will apply to those services under the following conditions:

                3.3.1  Colmena must resell services to other end users.

                3.3.2    Colmena must order services through resale  interfaces,
                    i.e., the Local Carrier Service Center (LCSC) and/or appropriate Resale Account Teams pursuant to Section 3 of the General Terms and Conditions.

                3.3.3    Colmena  cannot  be  an   alternative   local  exchange
                    telecommunications company for the single purpose of selling to themselves.

        3.4 The provision of services by BellSouth to Colmena does not constitute a joint undertaking for the furnishing of any service.

        3.5 Colmena will be the customer of record for all services purchased from BellSouth. Except as specified herein, BellSouth will take orders from, bill and expect payment from Colmena for all services.

        3.6 Colmena will be BellSouth's single point of contact for all services purchased pursuant to this Agreement. BellSouth shall have no contact with the end user except to the extent provided or herein.

                               Attachment 1

        3.7 BellSouth will continue to bill the end user for any services that the end user specifies it wished to receive directly from BellSouth.

        3.8 BellSouth maintains the right to serve directly any end user within the service area of Colmena. BellSouth will continue to directly market its own telecommunications products and services and in doing so may establish independent relationships with end users of Colmena.

        3.9 Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party.

        3.10 Current telephone numbers may normally be retained by the end user. However, telephone numbers are the property of BellSouth and are assigned to the service furnished. Colmena has no property right to the telephone number or any other call number designation associated with services furnished by BellSouth, and no right to the continuance of service through any particular central office. BellSouth reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever BellSouth deems it necessary to do so in the conduct of its business.

        3.11 For the purpose of the resale of BellSouth's telecommunications services by Colmena, BellSouth will provide Colmena with an on line access to telephone numbers for reservation on a first come first serve basis, Such reservations of telephone numbers, on a pre-ordering basis shall be for a period on nine (9) days. Colmena acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC) and in such instances BellSouth may request that Colmena cancel its reservations of numbers. Colmena shall comply with such request.

        3.12 Further, upon Colmena's request, and for the purpose of the resale of BellSouth's telecommunications services by Colmena, BellSouth will reserve up to 100 telephone numbers per CLLIC, for Colmena's sole use. Such telephone number reservations shall be valid for ninety (9) days from the reservation date. Colmena acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances BellSouth shall use its best efforts to reserve for a ninety (90) day period a sufficient quantity of Colmena's reasonable need in that particular CLLIC.

        3.13 BellSouth may provide any service or facility for which a charge is not established herein, as long as it is offered on the same terms to Colmena.

        3.14 Service is furnished subject to the condition that it will not be used for any unlawful Attachment 1 Page 6 purpose.

        3.15 Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

        3.16 BellSouth can refuse service when it has grounds to believe that service will be used in violation of the law.

        3.17 BellSouth accepts no responsibility to any person for any unlawful act committed by Colmena or its end users as part of providing service to Colmena for purposes of resale or otherwise.

        3.18 BellSouth will cooperate fully with law enforcement agencies with subpoenas and court orders for assistance with BellSouth's end users. Law enforcement agency subpoenas and court orders regarding end users of Colmena will be directed to Colmena. BellSouth will bill Colmena for implementing any requests by law enforcement agencies regarding Colmena end users

        3.19 The characteristics and methods of operation of any circuits, facilities or equipment provided by any person or entity other than BellSouth shall not:

                3.19.1   Interfere with or impair service over any facilities of
                    BellSouth, its affiliates, or its connecting and concurring carriers involved in it services;

                3.19.2   Cause damage to BellSouth's plant;

                3.19.3   Impair the privacy of any communications; or

                3.19.4   Create hazards to any BellSouth employeesor the public.

        3.20   Colmena  assumes  the   responsibility  of  notifying   BellSouth
          regarding less than standard operations with respect to services provided by Colmena.

        3.21 Facilities and/or equipment utilized by BellSouth to provide service to Colmena remain the property of BellSouth.

        3.22 White page directory listings will be provided in accordance with regulations set forth in Section A6 of the General Subscribers Services Tariff and will be available for resale.

        3.23 BellSouth provides electronic access to customer record information. Access is provided through the Local Exchange Navigation System (LENS) and the Telecommunications Access Gateway (TAG). Custmer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. In addition, Colmena shall provide to BellSouth access to customer record information including electronic access where available. Otherwise, Colmena shall provide paper copies of customer record information within a reasonable period of time upon request by BellSouth. Customer Record Information is equivalent to but not limited to the type of customer specific information contained in CRIS and RSAG. The Parties agree not to view, copy, or otherwise obtain access to the customer record information of any customer without that customer's permission, and further agrees that Colmena and BellSouth will obtain access to customer record information only in strict compliance with applicable laws, rules, or regulations of the State in which the service is provided.


                                  Attachment 1 - Page 364

        3.24 All costs incurred by BellSouth to develop and implement operational interfaces shall be recovered from Resellers who utilize the services. Charges for use of Operational Support Systems (OSS) shall be as set forth in Exhibit A of this Attachment.

        3.25 Where available to BellSouth's end users, BellSouth shall provide the following telecommunications services at a discount to allow for voice mail services:

               Simplified Message Desk Interface - Enhanced ("SMDI-E")

               Simplified   Message  Desk  Interface  ("SMDI")  Message  Waiting
               Indicator ("MWI") stutter dialtone and message waiting light feature capabilities

               Call Forward on Busy/Don't Answer ("CF-B/DA")

               Call Forward on Busy ("CF/B")

               Call Forward Don't Answer ("CF/DA")

               Further, BellSouth messaging services set forth in BellSouth's Messaging Service Information Package shall be made available for resale without the wholesale discount.

        3.26 BellSouth's Inside Wire Maintenance Service Plan may be made available for resale at rates, terms and conditions as set forth by BellSouth and without the wholesale discount.

        3.27 All costs incurred by BellSouth for providing services requested by Colmena that are not covered in the BellSouth tariffs shall be recovered from Colmena if Colmena utilizes those services.

        3.28 Recovery of charges associated with implementing Number Portability through monthly charges assessed to end users has been authorized by the FCC. This end user line charge will be billed to Resellers of BellSouth's telecommunications services and will be as filed in FCC No. 1. This charge will not be discounted.

4.        BellSouth's Provision of Services to Colmena

                                  Attachment 1 - Page 365

        4.1 Colmena agrees that its resale of BellSouth services shall be as follows:

                4.1.1    The  resale  of  telecommunications  services  shall be
                    limited to users and uses conforming to the class of service restrictions.

                4.1.2    Hotel  and   Hospital   PBX   services   are  the  only
                    telecommunications services available for resale to Hotel/Motel and Hospital end users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Independent Payphone Provider (IPP) customers. Shared Tenant Service customers can only be sold those local exchange access services available in BellSouth's A23 Shared Tenant Service Tariff in the states of Florida, Georgia, North Carolina and South Carolina, and in A27 in the states of Alabama, Kentucky, Louisiana, Mississippi and Tennessee.

                4.1.3    BellSouth  reserves  the  right to  periodically  audit
                    services purchased by Colmena to establish authenticity of use. Such audit shall not occur more than once in a calendar year. Colmena shall make any and all records and data available to BellSouth or BellSouth's auditors on a reasonable basis. BellSouth shall bear the cost of said audit.

        4.2 Resold services can only be used in the same manner as specified in BellSouth's Tariffs. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual end user of BellSouth in the appropriate section of BellSouth's Tariffs. Specific tariff features (e.g. a usage allowance per month), shall not be aggregated across multiple resold services.

        4.3 Colmena may resell services only within the specific resale service area as defined in its certificate.

        4.4 Telephone numbers transmitted via any resold service feature are intended solely for the use of the end user of the feature. Resale of this information is prohibited.

5.       Maintenance of Services

        5.1    Colmena will adopt and adhere to the  standards  contained in the
          applicable  CLEC  Work  Center  Operational   Understanding  Agreement
          regarding maintenance and installation of service.

        5.2 Services resold under BellSouth's Tariffs and facilities and equipment provided by BellSouth shall be maintained by BellSouth.

        5.3 Colmena or its end users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by BellSouth, other than by connection or disconnection to any interface means used, except with the written consent of BellSouth.

                                  Attachment 1 - Page  366

        5.4 Colmena accepts responsibility to notify BellSouth of situations that arise that may result in a service problem.

        5.5 Colmena will be BellSouth's single point of contact for all repair calls on behalf of Colmena's end users. The parties agree to provide one another with toll-free contact numbers for such purposes.

        5.6 Colmena will contact the appropriate repair centers in accordance with procedures established by BellSouth.

        5.7 For all repair requests, Colmena accepts responsibility for adhering to BellSouth's prescreening guidelines prior to referring the trouble to BellSouth.

        5.8 BellSouth will bill Colmena for handling troubles that are found not to be in BellSouth's network pursuant to its standard time and material charges. The standard time and material charges will be no more than what BellSouth charges to its retail customers for the same service.

        5.9 BellSouth reserves the right to contact Colmena's end users, if deemed necessary, for maintenance purposes.

6.       Establishment of Service

        6.1 After receiving certification as a local exchange company from the appropriate regulatory agency, Colmena will provide the appropriate BellSouth service center the necessary documentation to enable BellSouth to establish a master account for Colmena's resold services. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable. When necessary deposit requirements are met, BellSouth will begin taking orders for the resale of service.

        6.2 Service orders will be in a standard format designated by BellSouth.

        6.3 When notification is received from Colmena that a current end user of BellSouth will subscribe to Colmena's service, standard service order intervals for the appropriate class of service will apply.

        6.4 BellSouth will not require end user confirmation prior to establishing service for Colmena's end user customer. Colmena must, however, be able to demonstrate end user authorization upon request.

                               Attachment 1 - Page 367

        6.5 Colmena will be the single point of contact with BelLSouth for all subsequent ordering activity resulting in additions or changes to resold services except that BellSouth will accept a request directly from the end user for conversion of the end user's service from Colmena to BellSouth or will accept a request from another CLEC for conversion of the end user's service from Colmena to the other LEC. BellSouth will notify Colmena that such a request has been processed.

        6.6 If BellSouth determines that an unauthorized change in local service to Colmena has occurred, BellSouth will reestablish service with the appropriate local service provider and will assess Colmena as the CLEC initiating the unauthorized change, the unauthorized change charge described in F.C.C. Tariff No. 1, Section 13 or applicable state tariff. Appropriate nonrecurring charges, as set forth in Section A4 of the General Subscriber Service Tariff, will also be assessed to Colmena. These charges can be adjusted if Colmena provides satisfactory proof of authorization.

        6.7 In order to safeguard its interest, BellSouth reserves the right to secure the account with a suitable form of security deposit, unless satisfactory credit has already been established.

                6.7.1    Such  security  deposit  shall  take  the  form  of  an
                    irrevocable Letter of Credit or other forms of security acceptable to BellSouth. Any such security deposit may be held during the continuance of the service as security for the payment of any and all amounts accuring for the service.

                6.7.2    If  a  security  deposit  is  required,  such  security
                    deposit shall be made prior to the inauguration of service.

                6.7.3    Such  security  deposit  may  not  exceed  two  months'
                    estimated billing.

                6.7.4    The fact that a  security  deposit  has been made in no
                    way relieves Colmena from complying with BellSouth's regulations as to advance payments and the prompt payment of bills on presentation nor does it constitute a waiver or modification of the regular practices of BellSouth providing for the discontinuance of service for non-payment of any sums due BellSouth.

                6.7.5    BellSouth  reserves  the right to increase the security
                    deposit requirements when, in its sole judgement, circumstances so warrant and/or gross monthly billing has increased beyond the level initially used to determine the security deposit.

                6.7.6    In the event  that  Colmena  defaults  on its  account,
                    service to Colmena will be terminated and any security deposits held will be applied to its account.

                6.7.7    Interest on a security deposit shall accrue and be paid
                    in accordance with the terms in the appropriate BellSouth tariff.

                                  Attachment 1 - Page 368

7.       Payment And Billing Arrangements

        7.1 Prior to submitting orders to BellSouth for local service, a master account must be established for Colmena. Colmena is required to provide the following before a master account is established: proof of PSC/PUC certification, the Application for Master Account, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable.

        7.2 BellSouth shall bill Colmena on a current basis all applicable charges and credits.

        7.3 Payment of all charges will be the responsibility of Colmena. Colmena shall make payment to BellSouth for all services billed. BellSouth is not responsible for payments not received by Colmena from Colmena's end user. BellSouth will not become involved in billing disputes that may arise between Colmena and its end user. Payments made to BellSouth as payment on account will be credited to an accounts receivable master account and not to an end user's account.

        7.4 BellSouth will render bills each month on established bull days for each of Colmena's accounts.

        7.5 BellSouth will bill Colmena in advance changes for all services to be provided during the ensuing billing period except charges associated with service usage, which will be billed in arrears. Charges will be calculated on an individual end user account level, including, if applicable, any charge for usage or usage allowances. BellSouth will also bill Colmena, and Colmena will be responsible for and remit to BellSouth, all charges applicable to resold services including but not limited to 911 and E911 charges, telecommunications relay charges (TRS), and franchise fees.

        7.6 The payment will be due by the next bill date (i.e., same date in the following month as the bill date) and is payable in immediately available funds. Payment is considered to have been made when received by BellSouth.

                7.6.1    If the  payment  due date  falls  on a  Sunday  or on a
                    Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment penalty, as set forth in section 7.8 following, shall apply.

                7.6.2    If  Colmena   requests   multiple   billing   media  or
                    additional copies of bills, BellSouth will provide these at an appropriate charge to Colmena.

                7.6.3    Billing Disputes

                                  Attachment 1 - Page 369

                7.6.3.1  Each Party  agrees to notify  the other  Party upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on whcih such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin:

                7.6.3.2  If the dispute is not resolved within sxty (60) days of the Bill Date, the dispute will be escalated to the second level of management for each of the respective Parties for resolution. If the dispute is not resolved within ninety (9) days of the Bill Date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution.

                7.6.3.3  If the dispute is not  resolved  within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

                7.6.3.4  If a Party  disputes  a  charge  and  does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late
                    Payment Charges provision of this Attachment. If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. BellSouth shall only assess payment due date after the resolution of the dispute. BellSouth shall only assess interest on previously assessed late payment charges in a state where it has authority pursuant to its tariffs.

        7.7 Upon proof of tax exempt certification from Colmena, the total amount billed to Colmena will not include any taxes due from the end user to reflect the tax exempt certification and local tax laws. Colmena will be solely responsible for the computation, tracking, reporting, and payment of taxes applicable to Colmena's end user.

        7.8 If any portion of the payment is received by BellSouth after the payment due date as set forth preceding, or if any portion of the payment is received by BellSouth in funds that are not immediately available to BellSouth, then a late payment penalty shall be due to BellSouth. The late payment penalty shall be the portion of the payment not received by the payment due date times a late factor and will be applied on a per bill basis. The late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff and Section B2 of the Private Line Service Tariff. Colmena will be charged a fee for all returned checks as set forth in Section to A2 of the General Subscriber Services Tariff or in applicable state law.

                                  Attachment 1 - Page 370

        7.9 Any switched access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, BellSouth. No additional charges are to be assessed to Colmena.

        7.10 BellSouth will not perform billing and collection services for Colmena as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group within BellSouth.

        7.11 Pursuant to 47 CFR Section 51.617, BellSouth will bill Colmena end user common line charges identical to the end user common lines charges BellSouth bills its end users.

        7.12 In general, BellSouth will not become involved in disputes between Colmena and Colmena's end user customers over resold services. If a dispute does arise that cannot be settled without the involvement of BellSouth, Colmena shall contact the designated Service Center for resolution. BellSouth will make every effort to assist in the resolution of the dispute and will wok with Colmena to resolve the matter in as timely a manner as possible. Colmena may be required to submit documentation to substantiate the claim.

8.       Discontinuance of Service

        8.1 The procedures for discontinuing service to an end user are as follows:

                8.1.1    Where   possible,   BellSouth   will  deny  service  to
                    Colmena's end user on behalf of, and at the request of, Colmena. Upon restoration of the end user's service, restoral charges will apply and will be the responsibility of Colmena.

                8.1.2    At the request of Colmena,  BellSouth will disconnect a
                    Colmena end user customer.

                8.1.3    All requests by Colmena for denial or  disconnection of
                    an end user for nonpayment must be in writing.

                8.1.4    Colmena will be made solely  responsible  for notifying
                    the end user of the proposed disconnection of the service.

                8.1.5    BellSouth  will  continue to process  calls made to the
                    Annoyance Call Center and will advise Colmena when it is determined that annoyance calls are originated from one of their end user's locations. BellSouth shall be indemnified, defended and held harmless by Colmena and/or the end user against any claim, loss or damage arising from providing this information to Colmena. It is the responsibility of Colmena to take the corrective action necessary with its end users who make annoying calls. Failure to do so will result returned checks as set forth in Section to A2 of the General Subscriber Services Tariff or in applicable state law in BellSouth's disconnecting the end user's service.

                               Attachment 1 - Page 371

                8.1.6    BellSouth may disconnect and reuse  facilities when the
                    facility is in a denied state and BellSouth has received an order to establish new service or transfer of service from an end user or an end user's CLEC at the same address served by the denied facility.

        8.2 The procedures for discontinuing service to Colmena are as follows:

                8.2.1    BellSouth  reserves  the right to suspend or  terminate
                    service for nonpayment or in the event of prohibited, unlawful or improper use of the facilities or service, abuse of the facilities, or any other violation or noncompliance by Colmena of the rues and regulations of BellSouth's Tariffs.

                8.2.2    If payment of account is not  received  by the bill day
                    in the month after the original bill day. BellSouth may provide written notice to Colmena, that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition BellSouth may, at the same time, give thirty days notice to the person designated by Colmena to receive notices of noncompliance, and discontinue the provision of existing services to Colmena at any time thereafter.

                8.2.3    In the case of such discontinuance, all billed charges,
                    as well as applicable termination charges, shall become due.

                8.2.4    If BellSouth does not  discontinue the provision of the
                    services involved on the date specified in the thirty days notice and Colmena's noncompliance continues, nothing contained herein shall preclude BellSouth's right to discontinue the provision of the services to Colmena without further notice.

                8.2.5    If payment is not  received  or  arrangements  made for
                    payment by the date given in the written notification, Colmena's services will be discontinued. Upon discontinuance of service on Colmena's account, service to Colmena's end users will be denied. BellSouth will also reestablish service at the request of the end user or Colmena upon payment of the appropriate connection fee and subject to BellSouth's normal application procedures. Colmena is solely responsible for notifying the end user of the proposed disconnection of the service.

                8.2.6    If within  fifteen days after an end user's service has
                    been denied no contact has been made in reference to restoring service, the end user's service will be disconnected.

9.       Line Information Database (LIDB)

        9.1 BellSouth will store in its Line Information database (LIDB) records relating to service Attachment 1 Page 15 only in the BellSouth region. The LIDB Storage Agreement is included in this Attachment as Exhibit C.

        9.2 BellSouth will provide LIDB Storage upon written request to Colmena Account Manager stating requested activation date.

10       RAO Hosting

        10.1 The RAO Hosting Agreement is included in this Attachment as Erxhibit D. Rates for BellSouth's Centralized Message Distribution System (CMDS) are as set forth in Exhibit H of this Attachment.

        10.2 BellSouth will provide RAO Hosting upon written request to it Account Manager stating requested activation date.

11.      Daily Usage File (ODUF)

        11.1 The Optional daily Usage File (ODUF) Agreement with terms and conditiona is included in this Attachment as Exhibit E. Rates for ODUF are as set forth in Exhibit H of this Attachment.

        11.2   BellSouth  will provide  Optional Daily Usage File (ODUF) service
          upon  written  request  to  its  Account  Manager  stating   requested
          activation date.

12.      Enhanced Optional Daily Usage File (EODUF)

        12.1 The Enhanced Optional Daily Usage File (EODUF) service Agreement with terms and conditions is included in this Attachment as Exhibit F. Rates for EODUF are as set forth in Exhibit H of this Attachment.

         12.2 BellSouth will provide Enhanced Optional Daily Usage File (EODUF) service upon written request to its Account Manager stating requested activation date.

13.      Calling Name Delivery (CNAM) Database Service

        13.1 Calling Name Delivery (CNAM) Database Service Agreement is included in this Attachment as Exhibit G. Rates for CNAM are as set forth in Exhibit H of this Attachment.

        13.2 BellSouth will provide Calling Name Delivery (CNAM) Database service upon written request to its Account Manager stating requested activation date.

                                  Attachment 1 - Page 373

                                    EXHIBIT A

                              APPLICABLE DISCOUNTS

         The telecommunications services available for purchase by Colmena for the purposes of resale to Colmena end users shall be available at the following discount off of the retail rate.

                                    DISCOUNT*

STATE                 RESIDENCE               BUSINESS                CSAs***

ALABAMA               16.3%                   16.3%
FLORIDA               21.83%                  16.81%
GEORGIA               20.3%                   17.3%
KENTUCKY              16.79%                  15.54%
LOUISIANA             20.72%                  20.72%                   9.05%
MISSISSIPPI           15.75%                  15.75%
NORTH CAROLINA        21.5%                   17.6%
SOUTH CAROLINA        14.8%                   14.8%                    8.98%
TENNESSEE**           16%                     16%


o When a CLEC provides Resale service in a cross boundary area (areas that are part of the local serving area of another state's exchange) the rates, regulations and discounts for the tariffing state will apply. Billing will be form the serving state.

** In Tennessee, if a CLEC provides its own operator services and directory services, the discount shall be 21.56%. CLEC must provide written notification to BellSouth within 30 days prior to providing its own operator services and directory services to qualify for the higher discount rate of 21.56%.

*** Unless noted in this column, the discount for Business will be the applicable discount rate for CSAs.

                                  Attachment 1 - Page 374

                                    Exhibit A

                    OPERATIONAL SUPPORT SYSTEMS (OSS) RATES

     BellSouth has developed and made available the following mechanized systems by which Colmena may submit LSRs electronically.




         LENS                   Local Exchange Navigation System
         EDI                    Electronic Data Interface
         EDI-PC                 Electronic Date Interface - Personal Computer
         TAG                    Telecommunications Access Gateway

     LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic ordering charges as specified in the Table below. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (mail, fax, couries, etc.) Will incur a manual order charge as specified in the table below.

OPERATIONAL        Electronic                        Manual
SUPPORT            Per LSR received from the        Per LSR received from the
SYSTEMS (OSS)      CLEC by one of the OSS           CLEC by means other than one
RATES              Interactive interfaces           of the OSS interactive
                                                    Interfaces

OSS LSR Charge     $3.50                            $19.99
USOC               SOMEC                            SOMAN

     Note: In addition to the OSS charges, applicable discounted service order and related discounted charges apply per the tariff.

     Denial/Restoral OSS Charge

     In the event Colmena provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore, will be billed as one LSR per location.

     Cancellation OSS Charge

     Colmena will incur an ODD charge for an accepted LSR that is later canceled by Colmena.

     Note: Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

     Threshold Billing Plan

     The Parties agree that Colmena will incur the mechanized rate for LSRs, both manual, if the percentage of mechanized LSRs meets or exceeds the threshold percentages shown below:

         Year                       Ratio: Mechanized/Total LSRs
         1999                                        70%
         2000                                        80%
         2001                                        90%

     The threshold plan will be discontinued in 2002.

     BellSouth will track the total LSR volume for each CLEC for each quarter. At the end of that time period, a Percent Electronic LSR calculation will be made for that quarter based on the LSR data tracked in the LCSC. If this percentage exceeds the threshold volume, all of that CLECs' future manual LSRs will be billed at the mechanized LSR rate. To allow time for obtaining and analyzing the data and updating the billing system, this billing change will take place on the first day of the second month following the end of the quarter (e.g. May 1 for 1Q, Aug. 1 for 2Q, etc.). There will be no adjustments to the amount billed for previously billed LSRs.

                                  Attachment 1 - Page 375

                                 Page Exhibit B
                                   Page 1 of 2

                           EXCLUSIONS AND LIMITATIONS

                        ON SERVICES AVAILABLE FOR RESALE

                                         AL                  FL                  GA                  KY                  LA
Type of Service                    Resale? Discount?   Resale? Discount?   Resale? Discount?   Resale? Discount?   Resale? Discount?

1.  Grandfathered Services         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes
    (Note 1)

2.  Contract Service Arrangements  Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes


3.  Promotions-> 90 Days (Note 2)  Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes


4.  Promotions-< 90 Days (Note 2)  Yes     No          Yes     No          Yes     No          No      No          Yes     No


5.  Lifeline/Link Up Services      Yes     Yes         Yes     Yes         Yes     Yes         Note 4  Note 4      Yes     Yes


6.  911/E911 Services              Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes         No      No


7.  N11 Services                   Yes     Yes         Yes     Yes         Yes     Yes         No      No          No      No


8.  AdWatch Svc (See Note 6)       Yes     No          Yes     No          Yes     No          Yes     No          Yes     No


9.  MemoryCall Services            Yes     No          Yes     No          Yes     No          Yes     No          Yes     No


10.  Mobile Services               Yes     No          Yes     No          Yes     No          Yes     No          Yes     No


11.  Federal Subscriber Line       Yes     No          Yes     No          Yes     No          Yes     No          Yes     No
     Charges

12.  Non-Recurring Charges         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes


13.  End User Line Charge-         Yes     No          Yes     No          Yes     No          Yes     No          Yes     No
     Number Portability

14.  Public Telephone Access       Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes         Yes     Yes
      Service (PTAS)



                                         MS                  NC                   SC                  TN
Type of Service                    Resale? Discount?   Resale? Discount?    Resale? Discount?   Resale? Discount?

1. Grandfathered Services          Yes     Yes         Yes     Yes          Yes     Yes         Yes     Yes
   (Note 1)

2.  Contract Service Arrangements  Yes     Yes         Yes     Yes          Yes     Yes         Yes     Yes

3.  Promotions-> 90 Days (Note 2)  Yes     Yes         Yes     Yes          Yes     Yes         Yes     Note 3


4.  Promotions -< 90 Days (Note 2) Yes     No          Yes      No          Yes     No          No      No

5.  Lifetime/Link Up Services      Yes     Yes         Yes      Yes         Yes     Yes         Yes     Yes

6.  911/E911 Services              Yes     Yes         Yes      Yes         Yes     Yes         Yes     Yes

7.  N11 Services                   Yes     Yes         No       No          No      No          Yes     Yes


8.  Ad Watch Svs.(See Note6)       Yes     No          Yes      No          Yes     No          Yes     No

9.  MemoryCall Service             Yes     No          Yes      No          Yes     No          Yes     No

10.  Mobile Services               Yes     No          Yes      No          Yes     No          Yes     No

11.  Federal Subscriber Line       Yes     No          Yes      No          Yes     No          Yes     No
       Charges

12.  Non-Recurring Charges         Yes     Yes         Yes      Yes         Yes     Yes         Yes     No

13.  End User Line Charge          Yes     No          Yes      No          Yes     No          Yes     No
      Number Portability

14.  Public Telephone Access       Yes     Yes         Yes      Yes         Yes     No          Yes     Yes
       Service (PTAS)

Applicable Notes:

1. Grandfathered services can be resold only to existing subscribers of the granfathered service.

2. Where available for resale, promotions will be made available only to end users who would have qualified for the promotion had it been provided by BellSouth directly.

3. In Tennessee, long-term promotions (offered for more than ninety (90) days) may be obtained at one of the following rates:

     (A) the stated tariff rate, less the wholesale discount;
     (B) the promotional rate (the promotional rate offered by BellSouth will not be discounted further by the wholesale discount rate) 4. Lifeline/Link Up services may be offered only to those subscribers who meet the criteria that BellSouth currently applies to subscribers of these services as set forth in Sections A3 and A4 of the BellSouth General Subscriber Services Tariff. 5. Some of BellSouth's local exchange and toll telecommunications services are not available in certain central offices and areas.

6. AdWatch Service is tariffed as BellSouth AIN Virtual Number Call Detail Service.

                                  Attachment 1

                                    EXHIBIT C

                        LINE INFORMATION DATA BASE (LIDB)
                                STORAGE AGREEMENT

A.      SCOPE

        1. This Agreement sets forth the terms and conditions pursuant to which BellSouth agrees to store in its LIDB certain information at the request of Colmena and pursuant to which BellSouth, its LIDB customers and Colmena shall have access to such information. Colmena understands that BellSouth provide access to information in its LIDB to various telecommunications service providers pursuant to applicable tariffs and agrees that information stored at the request of Colmena, pursuant to this Agreement, shall be available to thos telecommunications service providers. The terms and conditions contained in the attached Addendum(s) are heerby made a part of this Agreement as if fully incorporated herein.

B. LIDB is accessed for the following purposes: 1. Billed Number Screening 2. Calling Card Validations 3. Fraud Control

C. BellSouth will provide seven days per week, 24-hours per day, fraud monitoring on Calling Cards, bill-to third and collect calls made to numbers in BellSouth's LIDB, provided that such information is included in the LIDB query. BellSouth will establish fraud alert thresholds and will notify Colmena of fraud alerts so that Colmena may take action it deems appropriate. Colmena understands and agrees BellSouth will administer all data stored in the LIDB, including the data provided by Colmena pursuant to this Agreement, in the same manner as BellSouth's data for BellSouth's end user customers. BellSouth shall not be responsible to Colmena for any lost revenue which may result from BellSouth's administration of the LIDB pursuant to its established practices and procedures as the exist and as they may be changed by BellSouth in its sole discretion from time to time.

         Colmena understands that BellSouth currently hsa in effect numerous billing and collection agreements with various interexchange carriers and billing clearing houses. Colmena further understands that these billing and collection customers of BellSouth query BellSouth's LIDB to determine whether to accept various billing options from end users. Additionally, Colmena understands that presently BellSouth has no method to differentiate between BellSouth's own billing and line data in the LIDB and such data which it includes in the LIDB on Colmena's behalf pursuant to this Agreement. Therefore, until such time as BellSouth can and does implement in its LIDB and its supporting systems the means to differentiate Colmena's data from BellSouth's data and the Parties to this Agreement execute appropriate amendments hereto, the following terms and conditions shall apply.

                                  Attachment 1 - Page 378
                                    EXHIBIT C

   (1) Colmena agrees that it will accept responsibility for telecommunications services billed by BellSouth for its billing and collection customers for Colmena's end user accounts which are resident in LIDB pursuant top this Agreement. Colmena authorizes BellSouth to place such charges on Colmena's bill from BellSouth and agrees that it shall pay all such charges. Charges for which Colmena hereby takes responsibility include, but are not limited to, collect and third number calls.

   (2) Charegs for such services shall appear on a separate BellSouth bill page identified with the name of the entity for which BellSouth is billing the charge.

   (3) Colmena shall have the responsibility to render a billing statement to its end users for these charges, but Colmena's obligation to pay
         BellSouth for the charges billed shall be independent of whether Colmena is able or not to collect from Colmena's end users.

   (4) BellSouth shall not become involved in any dispute between Colmena and the entities for which BellSouth performs billing and collection. BellSouth will not issue adjustments for charges billed on behalf of an entity to Colmena. It shall be the responsibility of Colmena and the other entity to negotiate and arrange for any appropriate adjustments.

II       TERM

         This Agreement will be effective as of ___________, and will continue in effect for one year, and thereafter may be continued until terminated by either Party upon thirty (30) days written notice to the other Party.

III      FEES FOR SERVICE AND TAXES

A. Colmena will not be charged a fee for storage services provided by BellSouth to Colmena, as described in Section I of this Agreement.

B. Sales, use and all other taxes (excluding taxes on BellSouth's income) determined by BellSouth or any taxing authority to be due to any federal, state or local taxing jurisdiction with respect to the provision of the service set forth herein will be paid by Colmena. Colmena shall have the right to have BellSouth contest with the imposing jurisdiction, at Colmena's expense, any such taxes that Colmena deems are improperly levied.

                                  Attachment 1 - Page  379
                                    Exhibit C

IV       INDEMNIFICATION

         To the extent not prohibited by law, each Party will indemnify the other and hold the other harmless against any loss, cost, claim, injury, or liability relating to or arising out of negligence or willful misconduct by the indemnifying Party or its agents or contractors in connection with the indemnifying Party's provision of services, provided, however, that any indemnifying for any loss, cost, claim, injury or liability arising out of or relating to errors or omissions in the provision of services under this Agreement shall be limited as otherwise specified in this Agreement. The indemnifying Party under this Section agrees to defend any suit brought against the other Party for any such loss, cost, claim, injury or liability. The indemnifying Party agrees to notify the other Party promptly, in writing, of any written claims, lawsuits, or demands for which the other Party is responsible under this Section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying Party shall not be liable under this Section for settlement by the indemnifying Party of any claim, lawsuit, or demand unless the defense of the claim, lawsuit, or demand has been tendered to it in writing and the indemnifying Party has unreasonably failed to assume such defense.

V.       LIMITATION OF LIABILITY

         Neither Party shall be liable to the other Party for any lost profits or revenues or for any indirect, incidental or consequential damages incurred by the other Party arising from this Agreement or the services performed or not performed hereunder, regardless of the cause of such loss or damage.

VI.      MISCELLANEOUS

        A. It is understood and agreed to by the Parties that BellSouth may provide similar services to other companies.

        B. All terms, conditions and operations under this Agreement shall be performed in accordance with, and subject to, all applicable local, state or federal legal and regulatory tariffs, rulings, and other requirements of the federal courts, the U.S. Department of Justice and state and federal regulatory agencies. Nothing in this Agreement shall be construed to cause wither Party to violate any such legal or regulatory requirement and either Party's obligation to perform shall be subject to all such requirements.

        C. Colmena agrees to submit to BellSouth all advertising, sales promotion, press releases, and other publicity matters relating to this Agreement wherein BellSouth's corporate or trade names, logos, trademarks or service marks or those of BellSouth's affiliated companies are mentioned or language from which he connection of said names or trademarks therewith may be inferred or implied; and Colmena further agrees not to publish or use advertising, sales promotions, press releases, or publicity matters without BellSouth's prior written approval.

        D. This Agreement constitutes the entire Agreement between Colmena and BellSouth which supersedes all prior Agreements or contracts, oral or written representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

        E. Except as expressly provided in this Agreement, if any part of this Agreement is held or construed to be invalid or unenforceable, the validity of any other Section of this Agreement shall remain in full force and effect to the extent permissible or appropriate in furtherance of the intent of this Agreement.

        F. Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement for any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.


        G. This Agreement shall be deemed to be a contract made under the laws of the State of Georgia, and the construction, interpretation and performance of this Agreement and all transactions hereunder shall be governed by the domestic law of such State.

                               Attachment 1 - Page 381
                                    EXHIBIT C

                                 RESALE ADDENDUM
                      TO LINE INFORMATION DATA BASE (LIDB)
                                STORAGE AGREEMENT

               This is a Resale Addendum to the Line Information Data Base Agreement dated _____________________, 199____, between BellSouth Telecommunications, Inc. ("BellSouth"), and Colmena ("Colmena"), effective the ______day of ___________, 199

I.     GENERAL

               This Addendum sets forth the terms and conditions for Colmena's provision of billing number information to BellSouth for inclusion in BellSouth's LIDB. BellSouth will store in its LIDB the billing number information provided by Colmena, and BellSouth will provide response to on-line, call-by-call queries to this information for purposes specified in Section I.B. of the Agreement.

II       DEFINITIONS

        A. Billing number - a number used by BellSouth for the purpose of identifying an account liable for charges. This number may be a line or a special billing number.

        B. Line number - a ten digit number assigned by BellSouth that identifies a telephone line associated with a resold local exchange service, or with a SPNP arrangement.

        B. Special billing number - a ten digit number that identifies a billing account established by BellSouth in connection with a resold local exchange service or with a SPNP arrangement.

        D. Calling Card number - a billing number plus PIN number assigned by BellSouth.

        E. PIN number - a four digit security code assigned by BellSouth which is added to a billing number to compose a fourteen digit calling card number.

        F. Toll billing exception indicator - associated with a billing number to indicate that it is considered invalid for billing of collect calls or third number calls or both, by the Colmena.

        F. Billed Number Screening - refers to the activity of determining whether a toll billing exception indicator is present for a particular billing number.


                                  Attachment 1 - Page 382
                                    EXHIBIT C

        H. Calling Card Validation - refers to the activity of determining whether a particular calling card number exists as stated or otherwise provided by a caller.

        J. Billing number information - information about billing number or Calling Card number as assigned by BellSouth and toll billing exception indicator provided t BellSouth by the Colmena.

III.    RESPONSIBILITIES OR PARTIES

        A. BellSouth will include billing number information associated with resold exchange lines or SPNP arrangements in its LIDB. The Colmena will request any toll billing exceptions via the Local Service Request
          (LSR) form used to order resold exchange lines, or the SPP service request form used to order SPNP arrangements.

        B. Under normal operating conditions, BellSouth shall include the billing number information in its LIDB upon completion of the service order establishing either the resold local exchange service or the SPNP arrangement, provided that BellSouth shall not be held responsible for any delay or failure in performance to the extent such delay or failure is caused by circumstances or conditions beyond BellSouth's reasonable control. BellSouth will store in its LIDB an unlimited volume of the working telephone numbers associated with either the resold local exchange lines or the SPNP arrangements. For resold local exchange lines or for SPNP arrangements, BellSouth will issue line-based calling cards only in the name of Colmena. BellSouth will not issue line-based calling cards in the name of Colmena's individual end users. In the event that Colmena wants to include calling card numbers assigned by the Colmena in the BellSouth LIDB, a separate agreement is required.

        C. BellSouth will provide responses to on-line, call-by-call queries to the stored information for the specific purposes listed in the next paragraph.

        D. BellSouth is authorized to use the billing number information to perform the following functions for authorized users on an on-line basis:



        1. Validate a 14 digit Calling Card number where the first 10 digits are a line number or special billing number assigned by BellSouth, and where the last four digits (PIN) are a security code assigned by BellSouth.

        2. Determine whether the Colmena has identified the billing number as one which should not be billed for collect or third number calls, or both.




                                  Attachment 1 - Page 383
                                    EXHIBIT D

                                   RAO Hosting

1. RAO Hosting, Calling Card and Third Number Settlement System (CATS) and Non-Intercompany Settlement System (NICS) services provided to Colmena by BellSouth will be in accordance with the methods and practices regularly adopted and applied by BellSouth to its own operations during the term of this Agreement, including such revisions as may be made from time to time by BellSouth.

2. Colmena shall furnish all relevant information required by BellSouth for the provision of RAO Hosting, CATS and NICS.

3. Applicable compensation amounts will be billd by BellSouth to Colmena on a monthly basis in arrears. Amounts due from one Party to the other (excluding adjustments) are payable within thirty (30) days of receipt of the billing statement.

4. Colmena must have its own unique RAO code. Requests for establishment of RAO status where BellSouth is the selected Centralized Message
          Distribution System (CMDS) interfacing host, require written notification from Colmena to the BellSouth RAO Hosting coordinator at least eight (8) weeks prior to the proposed effective date. The proposed effective date will be mutually agreed upon between the Parties with consideration given to time necessary for the completion of required Telcordia (formerly BellCore) functions. BellSouth will request the assignment of an RAO code from its connecting contractor, currently Telcordia (formerly BellCore), on behalf of Colmena and will coordinate all associated conversion activities.

5. BellSouth will receive messages from Colmena that are to be processed by BellSouth, another LEC or CLEC in the BellSouth region or a LEC outside the BellSouth region.

6. BellSouth will perform invoice sequence checking, standard EMI format editing, and balancing of message data with the EMI trailer record counts on all data received from Colmena.

7. All data received from Colmena that is to be processed or billed by another LEC or CLEC within the BellSouth region will be distributed to that LEC or CLEC in accordance with the agreement(s) which may be in effect between BellSouth and the involved LEC or CLEC.

8. All data received from Colmena that is to be placed on the CMDS network for distribution outside the BellSouth region will be handled in accordance with the agreement(s) which may be in effect between BellSouth and its connecting contractor (currently Telcordia (formerly BellCore)).

                                  Attachment 1 - Page 384
                                   EXHIBIT D

9. BellSouth will receive messages from the CMDS network that are destined to be processed by Colmena and will forward them to Colmena on a daily basis.

10.      Transmission of message data between BellSouth and Colmena will be via
         CONNECT: Direct.

11. All messages and related data exchanged between BellSouth and Colmena will be formatted in accordance with accepted industry standards for EMI formatted records and packed between appropriate EMI header and trailer records, also in accordance with accepted industry standards.

12. Colmena will ensure that the recorded message detail necessary to recreate files provided to BellSouth will be maintained for back-up purposes for a period of three (3) calendar months beyond the related message dates.

13. Should it become necessary for Colmena to send data to BellSouth more than sicty (60) days past the message date(s), Colmena will notify BellSouth in advance of the transmission of the data. If there will be impacts outside the BellSouth region, BellSouth will work with its connecting contractor and Colmena to notify all affected Parties.

14. In the event that data to be exchanged between the two Parties should become lost or destroyed, both Parties will work together to determine the source of the problem. Once the cause of the problem has been jointly determined and the responsible Party (BellSouth or Colmena) identified and agreed to, the company responsible for creating the data (BellSouth or Colmena) will make every effort to have the affected data restored and retransmitted. If the data cannot be retrieved, the responsible Party will be liable to the other Party for any resulting lost revenue. Lost revenue may be a combination of revenues that could be billed to the end users and associated access revenues. Both Parties will work together to estimate the revenue amount based upon historical data through a method mutually agreed upon. The resulting estimated revenue loss will be paid by the responsible Party to the other Party within three (3) calendar months of the date of problem resolution, or as mutually agreed upon by the Parties.

15. Should an error be detected by the EMI format edits performed by BellSouth on data received from Colmena, the entire pack containing the affected data will not be processed by BellSouth. BellSouth will notify Colmena of the error condition. Colmena will correct the error(s) and will resend the entire pack to BellSouth for processing. In the event that an out-of-sequence condition occurs on subsequent packs, Colmena will resend these pack to BellSouth after the pack containing the error has been successfully reprocessed by BellSouth.

                                  Attachment 1 - Page 385
                                    EXHIBIT D

16. In association with message distribution service, BellSouth will provide Colmena with associated intercompany settlements reports (CATS and NICS) as appropriate.

17. In no case shall either Party be liable to the other for any direct or consequential damages incurred as a result of the obligations set out in this agreement.

18.      RAO Compensation

        18.1 Rates for message distribution service provided by BellSouth for Colmena are as set forth in Exhibit A to this Attachment.

        18.2 Rates for data transmission associated with message distribution service are as set forth ion Exhibit A to this Attachment.

        18.3 Data circuits (private line or dial-up) will be required between BellSouth and Colmena for the purpose of data transmission. Where a dedicated line is required, Colmena will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Colmena will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Colmena. Additionally, all message toll charges associated with the use of the dial circuit by Colmena will be the responsibility of Colmena. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the Parties.

        18.4 All equipment, including modems and software, that is requird on the Colmena end for the purpose of data transmission will be the responsibility of Colmena.

19.      Intercompany Settlements Messages

        19.1 This Section addresses the settlement of revenues associated with traffic originated from or billed by Colmena as a facilities based provider of local exchange telecommunications aservices outside the BellSouth region. Only traffic that originates in one Bell operating territory and bills in another Bell operating territory is included. Traffic that originates and bills within the same Bell operating territory will be settled on a local basis between Colmena and the involved company(ies), unless that company is participating in NICS.

        19.2 Both traffic that originates outside the BellSouth region by Comena and is billed within the BellSouth region, and traffic that originates within the BellSouth region and is billed outside the BellSouth region by Colmena, is covered by this Agreement (CATS). Also covered is traffic that either is originated by or billed by Colmena, involves a company other than Colmena, qualifies for inclusion in the CATS settlement, and is not originated or billed within the BellSouth region (NICS)


                                  Attachment 1 - Page 386
                                    EXHIBIT D

       .

        19.3   Once  Colmena  is  operating  within  the  BellSouth   territory,
          revenues associated with calls originated and billed within the BellSouth region will be settled via Telcordai (formerly BellCore)'s, its successor or assign, NICS system.

        19.4 BellSouth will receive the monthly NICS reports from Telcordia (formerly BellCore), its successor or assign, on behalf of Colmena. BellSouth will distribute copies of these reports to Colmena on a monthly basis.

        19.5 BellSouth will receive the monthly Calling Card and Third Number Settlement System (CATS) reports from Telcordia (formerly BellCore), its successor or assign, on behalf of Colmena. BellSouth will distribute copies of these reports to Colmena.

        19.6 BellSouth will collect the revenue earned by Colmena from the Bell operating company in whoce territory the messages are billed
          (CATS), less a per message billing and collection fee of five cents ($0.05), on behalf of Colmena. BellSouth will remit the revenue billed by Colmena to the Bell operating company in whose territory the messages originated, less a per message billing and collection fee of five cents ($0.05), on behalf on Colmena. These two amounts will be netted together by BellSouth and the resulting charge or credit issued to Colmena via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

        19.7 BellSouth will collect the revenue earned by Colmena within the BellSouth territory from another CLEC also within the BellSouth territory (NICS) where the messages are billed, less a per message billing and collection fee of five centee\s ($0.05), on behalf of Colmena. BellSouth will remit the revenue billed by Colmena within the BellSouth region to the CLEC also within the BellSouth region, where the messages originated, less a per message billing and collection fee of five cents ($0.05). These two amounts will be netted together by BellSouth and the resulting charge or credit issued to Colmena via a monthly Carrier Access Billing System (CABS) miscellaneous bill. BellSouth and Colmena agree that monthly netted amounts of less than fifty dollars ($50.00) will not be settled.

                                  Attachment 1 - Page 387
                                    EXHIBIT E

                            Optional Daily Usage File

1. Upon written request from Colmena, BellSouth will provide the Optional Daily Usage File (ODUF) service to Colmena pursuant to the terms and conditions set forth in this section.

2. Colmena shall furnish all relevant information required by BellSouth for the provision of the Optional Daily Usage File.

3. The Optional Daily Usage Feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to a Colmena customer. Charges for delivery of the Optional Daily Usage File will appear on Colmenas' monthly bills. The charges are as set forth in Exhibit A to this Attachment.

4.       The  Optional  Daily  Usage Feed will  contain  both rated and  unrated
         messages.   All  messages   will  be  in  the  standard   Alliance  for
         Telecommunications Industry Solutions (ATIS) EMI record format.

5. Messages that error in Colmena's billing system will be the responsibility of Colmena. If, however, Colmena should encounter significant volumes of errored messages that prevent processing by Colmena within its systems, BellSouth will work with the to determine the source of the errors and the appropriate resolution.

6.       The following  specifications  shall  apply to the Optional Daily Usage
         Feed.

        6.1      Usage To Be Transmitted

                6.1.1    The following  messages  recorded by BellSouth  will be
                    yransmitted to Colmena:

                    Message  recording for per use/per  activation type services
                    (examples:   Three  Way  Calling,  Verify,  Interrupt,  Call
                    Return, ETC.)

                    Measured billable Local

               Directory Assistance messages

               IntraLATA Toll

               WATS & 800 Service

               N11

                               Attachment 1 - Page 388
                                    EXHIBIT E

               Information Service Provider Messages

               Operator Services Messages

               Operator Services Message Attempted Calls (UNE only)

               Credit/Cancel Records

               Usage for Voice Mail Message Service

        6.1.2 Rated Incollects (originated in BellSouth and from other companies) can also be on Optional Daily Usage File. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

        6.1.3  BellSouth  will  perform   duplicate  record  checks  on  records
          processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to Colmena.

        6.1.4 In the event that Colmena detects a duplicate on Optional Daily Usage File they receive from BellSouth, Colmena will drop the duplicate message (Colmena will not return the duplicates to BellSouth).

6.2      Physical File Characteristics

        6.2.1 The Optional Daily Usage File will be distributed to Colmena via an agreed medium with CONNECT: Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

        6.2.2 Data circuits( private line or dial-up) may be required between BellSouth and Colmena for the purpose of data transmission. Where a dedicated line is required, Colmena will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Colmena will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Colmena. Additionally, all message toll charges associated with the use of the dial circuit by Colmena will be the responsibility of Colmena. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the parties. All equipment, including modems and software, that is required on Colmena end for the purpose of data transmission will be the responsibility of Colmena.

                                  Attachment 1 - Page 389
                                    EXHIBIT E

6.3      Packing Specifications

        6.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header and a pack trailer record. One tranmission can contain a maximum of 99 packs and a minimum of one pack.

        6.3.2 The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Colmena which BellSouth RAO that is sending the message. BellSouth and Colmena will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by Colmena and resend the data as appropriate.

         THE DATA WILL BE PACKED USING ATIS EMI RECORDS.

6.4      Pak rejection

        6.4.1 Colmena will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. Colmena will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to Colmena by BellSouth.

6.5      Control Data

         Colmena will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate Colmena received the pack and the acceptance or rejection of the pack. Pack status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by Colmena for reasons stated in the above section.

6.6      Testing

        6.6.1 Upon request from Colmena, BellSouth shall send est files to Colmena for the Optional Daily Usage File. The parties agree to review and discuss the file's content and/or format. For testing of usage results, BellSouth shall request that Colmena set up a production
          (LIVE) file. The live test may consist of Colmena's employees making test calls for the types of services Colmena requests on the Optional Daily Usage File. These test calls are logged by Colmena, and the logs are provided to BellSouth. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.


                                  Attachment 1 - Page 390
                                    EXHIBIT E

                       Enhanced Optional Daily Usage File

1. Upon written request from Colmena, BellSouth will provide the Enhanced Optional Daily Usage File (EODUF) service to Colmena pursuant to the terms and conditions set forth in this section. EODUF will only be sent to existing ODUF subscribers who request the EODUF option.

2.

          The Colmena shall furnish all relevant information required by BellSouth for the provision of the Enhanced Optional Daily Usage File.

3. The Enhanced Optional Daily Usage File (EODUF) will provide usage data for local calls originating from resold Flat Rate Business and Residential Lines.

4. Charges for delivery of \the Enhanced Optional Daily Usage File will appear on Colmenas' monthly bills. The charges are as set forth in Exhibit A to this Attachment.

5.

         All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

6. Messages that error in the billing system of Colmena will be the responsibility of Colmena. If, however, Colmena should encounter significant volumes of errored messages that prevent processing by Colmena within its systems, BellSouth will work with Colmena to determine the source of the errors and appropriate resolution.

7.    The following specifications shall apply to the Optional daily Usage Feed.

        7.1      Usage To Be Transmitted

        7.1.1 The following messages recorded by BellSouth will be transmitted to Colmena:

          Customer usage data for flat rated local call originating from Colmena's end user lines (1FB or 1FR). The EODUF record for flat rate messages will include: Date of Call From Number To Number Connect Time Conversation Time Method of Recording From RAO Rate Class Message Type Billing Indicators Bill to Number



        7.1.2 BellSouth will perform duplicate record checks on EODUF records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to Colmena.

        7.1.3 In the event that Colmena detects a duplicate on Enhanced Optional Daily Usage File they receive from BellSouth, Colmena will drop the duplicate message (Colmena will not return the duplicate to BellSouth).

        7.2      Physical File Characteristics

        7.2.1 The Enhanced Optional Daily Usage Feed will be distributed to Colmena over their existing Optional Daily Usage File (ODUF) feed. The EODUF messages will be intermingled among Colmena's Optional Daily Usage File (ODUF) messages. The EODUF will be a variable block format
          (2476) withan LRECL of 2472. The data on the EODUF will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays).

        7.2.2 Data circuits (private line or dial-up) may be required between BellSouth and Colmena for the purpose of data transmission. Where a dedicated line is required, Colmena will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Colmena will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Colmena. Additionally, all message toll charges associated with the use of the dial circuit by colmena will be the responsibility of Colmena. Associated equipment on the BelLSouth end, including a modem, will be negotiated on a case by case basis between the parties. All equipment, including modems and software, that is required on Colmena's end for the purpose of data transmission will be the responsibility of Colmena.

        7.3  Packing specifications

        7.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

        7.3.2 The Operating Company Number (OCN), From Revenue Accounting Office (RAO), and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Colmena which BellSouth RAO that is sending the message. BellSouth and Colmena will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failure identified by Colmena and resend the data as appropriate.

          THE DATA WILL BE PACKED USING ATIS EMI RECORDS.

                                  Attachment 1 - Page 393

                  CALLING NAME DELIVERY (CNAM) DATABASE SERVICES

1.       DEFINITIONS

         For the purpose of this Attachment, the following terms shall be defined as:

         CALLING NAME DELIVERY DATABASE SERVICE (CNAM) - The ability to associate a name with the calling party number, allowing the end user subscriber (to which a call is being terminated) to view the calling party's name before the call is answered. This service also provides Colmena the opportunity to load and store its subscriber names in the BellSouth CNAM SCPs.

         CALLING PARTY NUMBER (CPN) - Thenumber of the calling party that is delivered to the terminating switch using common channel sugnaling system 7 (CCS7) technology, and that is contained in the Initial Address Message (IAM) portion of the CCS7 call steup.

         COMMON CHANNEL SIGNALING SYSTEM 7 (CCS&) - A network signaling technology in which all signaling information between two of more nodes is transmitted over high-speed data links, rather than over voice circuits.

         SERVICE CONTROL POINTs (SCPs) - The real-time data base systems that contain the names to be provided in response to queries received form CNAM SSPs.

         SERVICE MANAGEMENT SYSTEM (SMS) - The main operations support system of CNAM DATABASE SERVICE. CNAM records are loaded into the SMS, which in turn downloads into the CNAM SCP.

         SERVICE SWITCHING POINTs (SSPs) - Features of computerized switches in the telephone network that determine that a terminating line has subscriber to CNAM service, and then communicate with CNAM SCPs in order to provide the name associated with the calling party number.

         SUBSYSTEM NUMBER (SSN) - The address used in the Signaling Connection Control Part (SCCP) layer of the SS7 protocol to designate an application at an end signaling point. A SSN for CNAM at the end office designates the CNAM application within the end office. BellSouth uses the CNAM SSN of 232.

2.       ATTACHMENT

        2.1 This Attachment contains the terms and conditions where BellSouth will provide to Colmena access to the BellSouth CNAM SCP for query or record storage purposes. Colmena shall submit to BellSouth a notice of its intent to access and utilize BellSouth CNAM Database Services pursuant to the terms and conditions of this Attachment. Said notice shall be in writing, no less than 60 days prior to Colmena's access to BellSouth's CNAM Database Services and shall be addressed to Colmena's Account Manager.

                               Attachment 1 - Page 394
                                    Exhibit G

3.       PHYSICAL CONNECTION AND COMPENSATION

        3.1 BellSouth's provision of CNAM Database Services to Colmena requires interconnection from Colmena to BellSouth CNAM Service Control Points (SCPs). Such interconnections shall be established pursuant to Attachment 3 of this Agreement. The appropriate charge for access to and use of the BellSouth CNAM Database service shall be as set forth in this Attachment.

        3.2 In order to formulate a CNAM query to be sent to the BellSouth CNAM SCP, Colmena shall provide its own CNAM SSP. Colmena's CNAM SSPs must be compliant with TR-NWT-001188, "CLASS Calling Name Delivery Generic Requirements."

        3.3 If Colmena elects to access the BellSouth CNAM SCP via a third party CCS7 transport provider, the third party CCS7 provider shall interconnect with the BellSouth CCS7 network according the BellSouth's Common Channel Signaling Interconnection Guidelines and Telcordia (formerly BellCore)'s CCS Network Interface Specification document, TR-TSV-000905. In addition, the third party provider shall establish CCS7 interconnection at the BellSouth Local Signal Transfer Points (LSTPs) serving the BellSouth CNAM SCPs that Colmena desires to query.

        3.4 Out-Of-Region Customers. If the customer queries the BellSouth CNAM SCP via a third party national SS7 transport provider, the third party SS7 provider shall interconnect with the BellSouth CCS7 network according to BellSouth's Common Channel Signaling Interconnection Guidelines and Bellcore's CCS Network Interface Specification document, TR-TSV-000905. In additional, the third party provider shall establish SS7 interconnection at one or more of the BellSouth Gateway Signal Transfer Points (STPs). The payment of all costs associated with the transport of SS7 signals via a third party will be established by mutual agreement of the parties and writing shall, by this reference become an integral part of this Agreement

4.       CNAM RECORD INITIAL LOAD AND UPDATES

        4.1 The mechanism to be used by Colmena for initial CNAM record load and/or updates shall be determined by mutual agreement. The initial load and all updates shall be provided by Colmena in the BellSouth specified format and shall contain records for every working telephone number that can originate phone calls. It is the responsibility of Colmena to provide accurate information to BellSouth on a current basis.

        4.2 Updates to the SMS shall occur no less than once a week, reflect service order activity affecting either name or telephone number, and involve only record additions, deletions or changes.

        4.3 Colmena CNAM records provided for storage in the BellSouth CNAM SCP shall be available, on a SCP query basis only, to all parties querying the BellSouth CNAM SCP. Further, CNAM service shall be
          provided  by  each  party   consistent   with  state  and/or   federal
          regulation.

                                              ATTACHMENT TO BELL SOUTH AGREEMENT

DESCRIPTION                   USOC  AL      FL         GA           KY          LA         MS         NC         SC        TN


ODUF/EODUF/CMDS

ODUF: Recording,
per message                  N/A  $0.0002    $0.008     $0.008     $0.0008611 $0.00019   $0.0001179 $0.008     $0.0002862 $0.008

ODUF: Message Processing,
per message
                             N/A  $0.0033    $0.004     $0.004     $0.0032357 $0.0024    $0.0032089 $0.004     $0.0032344 $0.004
EODUF:  Message Processing,
per message                  N/A  $0.004     $0.004     $0.004     $0.004     $0.004     $0.004     $0.004     $0.004     $0.004

CMDS: Message Processing,
per message                  N/A  $0.004     $0.004     $0.004     $0.004     $0.004     $0.004     $0.004     $0.004     $0.004

ODUF: Message Processing,
per magnetic tape
provisioned                  N/A  $55.19     $54.95     $54.95     $55.68     $47.30     $54.62     $54.95     $54.72     $54.95

EODUF:   Message Processing,
per magnetic tape
provisioned                  N/A  $47.30     $47.30     $47.30     $47.30     $47.30     $47.30     $47.30     $47.30     $47.30

ODUF: Data Transmission
(CONNECT: DIRECT per message N/A  $0.00004   $0.001     $0.001     $0.0000365 $0.00003   $0.0000354 $0.001     $0.0000357 $0.001

EODUF:  Data Transmission
(CONNECT: DIRECT
per message                  N/A) $0.0000364 $0.0000364 $0.0000364 $0.0000364 $0.0000364 $0.0000364 $0.0000364 $0.0000364 $0.0000364

CMDS:  Data Transmission
(CONNECT: DIRECT
per message                  N/A  $0.001     $0.001     $0.001      $0.001    $0.001     $0.001     $0.001     $0.001    $0.001

CALLING NAME (CNAM)
QUERY SERVICE

CNAM: (Data base owner)
per query                    N/A  $0.016     $0.016     $0.016      $0.016    $0.016     $0.016     $0.016     $0.016    $0.016

CNAM: (Non data base owner)
per query *                  N/A  $0.01      $0.01      $0.01       $0.01     $0.01      $0.01      $0.01      $0.01     $0.01

NRC Applied when Colmena
uses the character Based
User Interface (CHUI)        N/A  $595.00    $595.00    $595.00     $595.00   $595.00    $595.00    $595.00    $595.00   $595.00
Method to transmit
the names to BellSouth
CNAM data base.

* Volume and Term Agreements are also available

Notes: If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the parties upon request by other party.


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